AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 3, 2003

                                               REGISTRATION NO. 333-____________



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                               TMI HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     FLORIDA
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

                                   65-0309540
                                (I.R.S. Employer
                               Identification No.)

                         4463 PAHE'E STREET, SUITE 203-B
                                LIHUE, HI  96766
          (Address of Principal Executive Offices, Including Zip Code)
                              ____________________

                              Consulting Agreement
                            (Full Title of the Plan)
                              ____________________

                               W. Michael Sessions
                         4463 Pahe'e Street, Suite 203-B
                                Lihue, HI  96766
                                 (808) 368-1819
           (Name, Address, and Telephone Number of Agent for Service)


                                   COPIES TO:

                              Craig V. Butler, Esq.
                            The Lebrecht Group, APLC
                        22342 Avenida Empresa, Suite 220
                    Rancho Santa Margarita, California 92688
                                 (949) 635-1240


                                       CALCULATION  OF  REGISTRATION  FEE



Title of Securities     Amount to be   Proposed Maximum              Proposed Maximum           Amount of
to be Registered        Registered     Offering Price per Share(1)   Aggregate Offering Price   Registration Fee
----------------------  -------------  ----------------------------  -------------------------  -----------------
Common Stock,
Par Value $0.001           250,000(2)  $                       0.76  $                 190,000  $           17.48
----------------------  -------------  ----------------------------  -------------------------  -----------------
TOTAL REGISTRATION FEE     250,000     $                       0.76  $                 190,000  $           17.48
----------------------  -------------  ----------------------------  -------------------------  -----------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the average of the closing bid and ask price as reported by the NASDAQ Over-The-Counter Bulletin Board on February 26, 2003.

(2) Represents shares of common stock to be issued to consultants of the Company.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM  1.     PLAN  INFORMATION.*

Note: The document(s) containing the information concerning the Agreement between TMI Holdings, Inc. ("TMI" or "Registrant") and Richard Dwyer, required by Item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. TMI will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, TMI shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

ITEM  2.     REGISTRANT  INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents are hereby incorporated by reference in this Registration Statement:

     (i)  The  Registrant's  Annual  Report  on  Form  10-KSB for the year ended
December  30,  2001  filed  with  the  Commission  on  April  1,  2002.

     (ii) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 29, 2002 filed with the Commission on November 18, 2002.

     (iii) All other reports and documents previously and subsequently filed by the Registrant before and after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM  4.     DESCRIPTION  OF  SECURITIES.

     Not  applicable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Not  applicable.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

Our Amended and Restated Articles of Incorporation provides that the Company shall, to the fullest extent permitted by law, indemnify its officers and directors from and against any and all expenses, liabilities or other matters.

Under Section 607.0850(1) of the Florida Statutes, a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if the person to be indemnified acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he or she must not have had reasonable cause to believe his or her conduct was unlawful.

Under Section 607.0850(2) of the Florida Statutes, a corporation shall have power to indemnify any person who was or is a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the corporation.

Under Section 607.0850(12) of the Florida Statutes, a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him or her or incurred by such person in any capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the law.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM  8.     EXHIBITS

3.1(1) Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference)

3.2(1) Amended and Restated Bylaws of the Registrant (incorporated by reference)

5.1          Opinion  of  The  Lebrecht  Group,  APLC

23.1         Consent  of  The  Lebrecht  Group,  APLC  (included in Exhibit 5.1)

23.2         Consent  of  Berkowitz  Dick  Pollack  &  Brant,  Certified  Public
             Accountants

     (1) Incorporated by reference from the exhibit filed with the Registrant's Registration Statement on Form SB-2 (File No. 333-5190-A), as originally filed with the Securities and Exchange Commission.

ITEM  9.     UNDERTAKINGS.

     (a)     The  undersigned  Registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registra-tion statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lihue, State of Hawaii, on February 27, 2003.

                                                   TMI  Holdings,  Inc.


                                                  /s/  W.  Michael  Sessions
                                                  -----------------------------
                                                  By:     W.  Michael  Sessions
                                                  Its:     President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                        Title                       Date
---------                        -----                       ----


/s/ W.  Michael  Sessions        President,  Secretary       February 27, 2003
-------------------------
W.  Michael  Sessions            and  Director


/s/  John  W. Meyers             Treasurer and               February 27, 2003
-------------------------
John  W.  Meyers                 Director

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